Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of Liquid Media Group Ltd. of our report dated February 28, 2020, relating to the consolidated financial statements, appearing in Liquid Media Group Ltd.'s Annual Report on Form 20-F. We also consent to the reference to us under the heading, "Experts" in such Registration Statement.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada	Chartered Professional Accountants

May 4, 2020